Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

ZION OIL & GAS, INC.

(A Delaware Corporation)

[As of April 20, 2015]

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AMENDED AND RESTATED BYLAWS
OF
ZION OIL & GAS, INC.
(A Delaware Corporation)

Effective as of October 28, 2005

These bylaws (the “Bylaws”) are subject to, and governed by, the General Corporation Law of the State of Delaware (the “DGCL”) and the amended and restated certificate of incorporation (“Certificate of Incorporation”) of Zion Oil & Gas, Inc., a Delaware corporation (the “Corporation”). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the DGCL or the provisions of the Certificate of Incorporation, such provisions of the DGCL or the Certificate of Incorporation, as the case may be, will be controlling.

ARTICLE I
OFFICES

Section 1. Registered Office and Agent. The registered office of the Corporation in the State of Delaware shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, and the registered agent in charge thereof shall be The Corporation Trust Company. The registered office and registered agent of the Corporation may be changed from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

Section 2. Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Board of Directors of the Corporation (“Board of Directors” or “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal executive offices of the Corporation or at such other places, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 2. Annual Meetings. The annual meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held on such date and at such time and place as may from time to time be established by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.

Section 3. Special Meetings. A special meeting of the stockholders may be called and held as provided in the Certificate of Incorporation or these Bylaws.

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Section 4. Notice of Meetings. Except as otherwise provided in this Section 4 or by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of the meeting; provided, however, if the meeting is called for the purpose of acting on an agreement of merger or consolidation involving the Corporation or for the purpose of authorizing the sale, lease or exchange of all or substantially all of the property and assets of the Corporation, the notice of the meeting shall be given at least twenty (20) days prior to the date of the meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that notices to such stockholder be mailed to some other address, in which case it shall be directed to such stockholder at such other address. If notice is mailed at least thirty (30) days before the date of the meeting, it may be done by a class of United States mail other than first class. Each such notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall waive notice thereof as provided in Section 2 of Article VIII of these Bylaws. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

Whenever notice is required to be given by these Bylaws or by law to any stockholder to whom (i) notice of two (2) consecutive annual meetings of the stockholders, and all notices of meetings or the notice of the taking of action by written consent without a meeting to such person during the period between such two (2) consecutive annual meetings, or (ii) all, and at least two (2), payments (if sent by first class mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at such person’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such person shall not be required. Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any such person shall deliver to the Corporation a written notice setting forth such person’s then current address, the requirement that notice be given to such person shall be reinstated.

Section 5. Quorum. Except as otherwise provided by law or the Certificate of Incorporation or these Bylaws, the holders of a majority of the outstanding shares of stock of each class entitled to be voted at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders. For purposes of the foregoing, two (2) or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. The stockholders present or represented at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of the Corporation’s own capital stock belonging on the record date for the meeting to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including, but not limited to, its own stock, held by it in a fiduciary capacity.

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Section 6. Absence of Quorum; Adjournments. In the absence of a quorum, the holders of a majority of the shares of stock entitled to be voted at the meeting, present in person or represented by proxy, may adjourn the meeting from time to time without notice other than announcement at the adjourned meeting of the time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum shall be present, in person or by proxy. At any such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called; provided, however, if the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 7. Order of Business. At each meeting of the stockholders, the Chairman of the Board, or in the absence of the Chairman of the Board, the Chief Executive Officer or the President, in that order, shall act as chairman. The order of business at each such meeting shall be as determined by the chairman of the meeting. The chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

Section 8. List of Stockholders. At least ten (10) days before each meeting of stockholders, the Secretary or other officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in such stockholder’s name. Such list shall be produced and kept available at the times and places required by law.

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Section 9. Voting. Except as otherwise provided by law or in the Certificate of Incorporation, each stockholder of record shall be entitled at each meeting of the stockholders to one (1) vote for each share of stock which has voting power upon the matter in question, registered in such stockholder’s name on the books of the Corporation:

a)	on the date fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting; or

b)	if no such record date shall have been so fixed, then at the close of business on the day next preceding the date on which notice of such meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact or by any other means which constitutes a valid grant of a proxy under the DGCL. Any such proxy relating to a meeting of stockholders shall be delivered to the secretary of such meeting at or prior to the time designated for holding such meeting but, in any event, not later than the time designated in the order of business for so delivering such proxies. No such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date than the original proxy with the Secretary of the Corporation.

At each meeting of the stockholders, all corporate actions, other than the election of directors, to be taken by vote of the stockholders (except as otherwise required by law or the Certificate of Incorporation or these Bylaws) shall be authorized by a majority of the outstanding shares of all classes of stock entitled to vote thereon, present in person or represented by proxy; provided, however, that (except as otherwise required by law or by the Certificate of Incorporation) the Board of Directors may require a larger vote upon any election or question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors.

Unless required by law or determined by the chairman of the meeting to be advisable, the vote on any matter, including the election of directors, need not be by written ballot. In the case of a vote by written ballot, each ballot shall be signed by the stockholder voting, or by such stockholder’s proxy, and shall state the number of shares voted.

Section 10. Inspectors. Except as otherwise provided by law, either the Board of Directors or, in the absence of a designation of inspectors by the Board, the chairman of any meeting of stockholders may, in its or such person’s discretion, appoint one or more inspectors to act at any meeting of stockholders. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, determine the results, do such other acts as are proper to conduct the election or vote with fairness to all stockholders, and perform such other duties as may be specified by the Board or the chairman of the meeting. On request of the chairman of the meeting, the inspectors or judges, if any, shall make a report in writing of any challenge, question or matter determined by them, and execute a certificate of any fact found by them. Inspectors and judges need not be stockholders. No director or nominee for the office of director shall be appointed as such an inspector or judge.

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Section 11. Action Without a Meeting. After the first time the Corporation has more than sixty (60) stockholders, any action required by law to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may not be effected by consent in writing in lieu of a meeting by such stockholders. Prior to such time, any such action may be effected by written consent of the number of stockholders who would be required to consent to such action under the Corporation’s Certificate of Incorporation, these Bylaws or applicable law.

Section 12. Notice of Stockholder Business. At a meeting of the stockholders, only such business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the meeting. To be properly brought before a meeting, business or a proposal must (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (b) otherwise be properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise (i) be properly requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting.

For business or a proposal to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder’s intent to bring such matter before the meeting of stockholders, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary: (i) with respect to an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days in advance of such meeting; and (ii) with respect to any special meeting of stockholders, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting of stockholders is given or made to the stockholders, to be timely, notice of a proposal delivered by the stockholder must be received by the Secretary not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual meeting of stockholders was mailed or such public disclosure was made to the stockholders.

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A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business or proposal desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and any other stockholders known to be supporting the proposal, (c) the class or classes of stock and number of shares of such class or classes of stock which are beneficially owned by the proposing stockholder on the date of the stockholder notice, and (d) any material interest of the proposing stockholder in such business.

No business shall be conducted at a meeting of stockholders except in accordance with the procedures set forth in this Section 12. The Board of Directors may reject any stockholder proposal submitted for consideration at a meeting of stockholders which is not made in accordance with the terms of this Section 12 or which is not a proper subject for stockholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any such stockholder proposal, the presiding officer of a meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject therefor and/or (ii) such business was not properly brought before the meeting in accordance with the provisions hereof, and if he should so determine, he shall declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject therefor and/or (ii) such business was not properly brought before the meeting and (iii) that such business shall not be transacted. The Board of Directors or, as the case may be, the presiding officer of the meeting shall have absolute authority to decide questions of compliance with the foregoing procedures and the Board of Directors’ or, as the case may be, the presiding officer’s ruling thereon shall be final and conclusive. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such meeting unless stated, filed and received as herein provided.

ARTICLE III
BOARD OF DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation of the Corporation directed or required to be exercised or done by the stockholders.

Section 2. Number, Qualifications and Election. The exact number of directors that shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors; provided, however, that the number so fixed shall not be less than three (3) nor more than thirteen (13); and provided further that no decrease in the number of directors constituting the Board shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders of the Corporation or citizens or residents of the United States.

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The Board of Directors is specifically authorized to divide the Board into three (3) classes, as authorized by the DGCL and the Certificate of Incorporation, designated Class I, Class II and Class III, as nearly equal in number as the then total number of directors constituting the whole Board permits. At each annual meeting of stockholders, directors of the Class whose term then expires shall be elected for a full term of three (3) years to succeed the directors of such Class so that the term of office of the directors of one Class shall expire in each year.

In any election of directors, the persons receiving a plurality of the votes cast, up to the number of directors to be elected in such election, shall be deemed elected. The stockholders of the Corporation are expressly prohibited from cumulating their votes in any election of directors of the Corporation. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

Section 3. Notification of Nominations. Except for directors elected pursuant to the provisions of Section 13 of this Article III, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provisions of this Section 3 may be elected to and may serve upon the Board of Directors of the Corporation. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate one (1) or more persons for election as directors at a meeting of stockholders and only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary: (i) with respect to an election to be held at an annual meeting of stockholders, not less than sixty (60) days nor more than ninety (90) days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting of stockholders is given or made to stockholders, to be timely, notice of a nomination delivered by such stockholder must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting of stockholders was mailed or such public disclosure was made to the stockholders.

Each such notice shall set forth:

a)	the name, age, business address and residence address, and the principal occupation or employment of any nominee proposed in such notice;

b)	the name and address of the stockholder or stockholders giving the notice as the same appears in the Corporation’s stock ledger;

c)	a representation that each nominating stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and the number of shares of stock of the Corporation which are beneficially owned by such stockholder and by any such person or persons;

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d)	a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

e)	such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission soliciting proxies for the election of such nominee, had the Corporation been subject to such proxy rules and had the nominee been nominated, or intended to be nominated, by the Board of Directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if elected.

At the request of the Board of Directors, any person nominated for election as a director shall furnish to the Secretary the information required by this Section 3 to be set forth in a stockholder’s notice of nomination which pertains to the nominee.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if he should so determine, he shall declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered. The chairman of a meeting of stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and such chairman’s ruling thereon shall be final and conclusive.

Section 4. Quorum and Manner of Acting. Except as otherwise provided by law or in Article IV of these Bylaws, (i) a majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board and (ii) the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board unless the Certificate of Incorporation or these Bylaws require a vote of a greater number. In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place. At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

Section 5. Place of Meeting. The Board of Directors may hold its meetings at such place or places within or without the State of Delaware as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

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Section 6. Annual Meetings. The first meeting of each newly elected Board of Directors shall be held for the purpose of organization and the transaction of any other business, without notice, immediately following the annual meeting of stockholders, and at the same place, unless such time or place shall be changed by the Board.

Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board shall establish from time to time by resolution. If any day fixed for a regular meeting shall be a legal holiday under the laws of the place where the meeting is to be held, the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day.

Section 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President or the CEO, and shall be called by the Secretary upon the written request of any two (2) or more directors.

Section 9. Notice of Meetings. Notice of annual and regular meetings of the Board of Directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the Board shall be mailed to each director, addressed to such director at such director’s residence or usual place of business, not later than the third (3rd) day before the day on which the meeting is to be held, or shall be sent to such director at such place by facsimile or other electronic transmission, or be given personally or by telephone, not later than twenty-four (24) hours before the meeting is to be held, but notice need not be given to any director who shall waive notice thereof as provided in Section 2 of Article VIII of these Bylaws. Every such notice shall state the time and place, but need not state the purpose, of the meeting.

Section 10. Participation in Meeting by Means of Communication Equipment. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

Section 11. Action Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all the directors or all the committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a vote of such directors or committee members, as the case may be, and may be stated as such in any certificate or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person. Such consent or consents shall be filed with the minutes of proceedings of the Board of Directors or committee, as the case may be.

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Section 12. Resignations; Removal. Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon delivery thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A director may be removed from office only for cause (as set forth below) upon the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the voting power of the Voting Stock (as defined in Article Tenth of the Certificate of Incorporation) voting together as a single class, with the vote to be at a special meeting of stockholders called expressly for that purpose. For purposes hereof, “cause” for removal shall exist only if the director whose removal is proposed (i) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; or (ii) has been adjudged by a court of competent jurisdiction to be liable for gross negligence or misconduct in the performance of the duties of such director to the Corporation in connection with a matter of substantial importance to the Corporation, and such adjudication has become final and non-appealable; or (iii) has missed six (6) consecutive meetings of the Board of Directors.

Section 13. Vacancies. Unless otherwise provided in the Certificate of Incorporation or these Bylaws, vacancies on the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election of the Class for which such directors shall have been chosen, and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office then an election of directors may be held in the manner provided by the statutes.

Section 14. Compensation. The Board of Directors shall have the authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or any committee thereof; provided, however, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefor.

Section 15. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because such person’s or persons’ votes are counted for such purpose, if: (i) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to such person’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

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Section 16. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board or a committee thereof when corporate action is taken shall be presumed to have assented to the action taken, unless he objects at the beginning of the meeting, or promptly upon his arrival, to holding the meeting or transacting specific business at the meeting, or he votes against or abstains from the action taken.

ARTICLE IV
EXECUTIVE AND OTHER COMMITTEES

Section 1. Executive Committee. The Board of Directors may, by resolution passed by a majority of the whole Board, designate annually two (2) or more of its members to constitute members or alternate members of an Executive Committee, which Committee shall have and may exercise, between meetings of the Board, all the powers and authority of the Board in the management of the business and affairs of the Corporation, including, if such Committee is so empowered and authorized by resolution adopted by a majority of the whole Board, the power and authority to declare a dividend and to authorize the issuance of stock, and may authorize the seal (if one is adopted) of the Corporation to be affixed to all papers that may require it, except that the Executive Committee shall have no power or authority to:

a)	amend the Certificate of Incorporation of the Corporation;

b)	adopt an agreement of merger or consolidation involving the Corporation;

c)	recommend to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation;

d)	recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution;

e)	adopt, amend or repeal any bylaw of the Corporation;

f)	fill vacancies on the Board of Directors or any committee of the Board, including the Executive Committee; or

g)	amend or repeal any resolution of the Board of Directors which by its terms may be amended or repealed only by the Board.

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The Board shall have the power at any time to change the membership of the Executive Committee, to fill all vacancies in it and to discharge it, either with or without cause. For purposes of this Article IV, all references to “committee” or “committees” shall include the Executive Committee.

Section 2. Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate from among its members one or more other committees, each of which shall, except as otherwise prescribed by law, have such authority of the Board as may be specified in the resolution of the Board designating such committee. A majority of all members of such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board shall have the power at any time to change the membership of, to fill all vacancies in and to discharge any such committee, either with or without cause.

Section 3. Term. Each committee member shall serve as such until the earliest of (i) the expiration of his term as director, (ii) his resignation as a committee member or as a director, or (iii) his removal as a committee member or as a director.

Section 4. Resignation. Any committee member may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of delivery of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5. Authority. Each committee, to the extent expressly provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation except to the extent expressly restricted by law, the Certificate of Incorporation, or these Bylaws. Each committee may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation of the Corporation or these Bylaws for the conduct of its meetings as such committee deems proper.

Section 6. Alternate Members of Committees. The Board of Directors may designate one or more directors as alternate members of any committee. Any such alternate member may replace any absent or disqualified member at any meeting of the committee. If no alternate committee members have been so appointed to a committee or each such alternate committee member is absent or disqualified, the member or members of such committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 7. Regular Meetings. Regular meetings of the Executive Committee or any other committee of the Board of Directors may be held without notice at such time and place, if any, as may be designated from time to time by the committee and communicated to all members thereof.

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Section 8. Special Meetings. Special meetings of the Executive Committee or any other committee may be held whenever called by any committee member. The committee member calling any special meeting shall cause notice of such special meeting, including therein the time and place, if any, of such special meeting, to be given to each committee member at least two (2) days before such special meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee need be specified in the notice or waiver of notice of any special meeting. Notice need not be given to any member who shall waive notice thereof as provided in Section 2 of Article VIII of these Bylaws. Any special meeting of the Executive Committee or any other committee of the Board shall be a legal meeting without any notice thereof having been given if all the members thereof shall be present thereat.

Section 9. Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present in person or by means of remote communication at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Certificate of Incorporation, or these Bylaws.

Section 10. Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the Secretary of the Corporation for placement in the minute books of the Corporation.

Section 11. Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

Section 12. Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such director by law.

ARTICLE V
OFFICERS

Section 1. Number, Term of Office. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents as may be determined from time to time by the Board (and in the case of each such Vice President, with such descriptive title, if any, including that of Executive or Senior Vice President, as the Board shall deem appropriate), a Treasurer, a Secretary and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine, each to have such authority, functions or duties as in these Bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been elected and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. The Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two (2) or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties.

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Section 2. Removal. Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

Section 3. Resignation. Any officer may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of delivery of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election to such office.

Section 5. Chairman of the Board. The Chairman of the Board shall, if present, preside at meetings of the stockholders, meetings of the Board and meetings of the Executive Committee. The Chairman of the Board shall perform such other duties as the Board or the Executive Committee may from time to time determine. The Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

Section 5A. Chief Executive Officer. The Chief Executive Officer shall be the officer of the Corporation chiefly responsible for corporate policy making and the general supervision and direction of the Corporation’s business. The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders, meetings of the Board and meetings of the Executive Committee. The Chief Executive Officer may serve also as the Chairman of the Board or the President. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

Section 6. President. The President shall, if present and in the absence of the Chairman of the Board and Chief Executive Officer, preside at meetings of the stockholders, meetings of the Board and meetings of the Executive Committee. The President shall counsel with and advise the Chairman of the Board and the Chief Executive Officer and perform such other duties as the Board, the Executive Committee, the Chairman of the Board or the Chief Executive Officer may from time to time determine. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same.

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Section 7. Vice Presidents. Each Vice President shall have such powers and duties as shall be prescribed by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same. Any Vice President may also be designated a Senior or Executive Vice President.

Section 8. Treasurer. The Treasurer shall perform all duties incident to the office of the Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer or the Board of Directors. The Board may require the Treasurer to give security for the faithful performance of such person’s duties. The duties of the Treasurer may also be performed by any Assistant Treasurer.

Section 9. Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors, of the Executive Committee and of the stockholders and to record the proceedings of such meetings in a book or books kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation (if one is adopted) and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; the Secretary shall have charge of the stock ledger books and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board, the Chief Executive Officer, the President or the Board of Directors. The duties of the Secretary may also be served by any Assistant Secretary.

Section 10. Assistant Treasurers and Assistant Secretaries. If elected, the Assistant Treasurers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer and Secretary, respectively, of by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer as respects Assistant Treasurers, or the Board of Directors. The Board may require any Assistant Treasurer to give security for the faithful performance of such person’s duties.

Section 11. Additional Titles. In addition to titles as designated in Section 5 through Section 10 of this Article V, the Board of Directors may designate particular officers of the Corporation to have other or additional titles indicative on their managerial responsibilities within the Corporation. The officer of the Corporation charged with the supervision and management of the daily operations of the Corporation may, in addition to his or her other titles, be designated the “Chief Operating Officer.” The officer of the Corporation chiefly responsible for the finances, securities and accounting systems of the Corporation may, in addition to his or her other title or titles, be designated the “Chief Financial Officer.” The Board of Directors may give officers of the Corporation such other additional titles and designations as it shall deem appropriate.

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Section 12. Delegation of Authority. In the case of any absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board may delegate some or all of the powers or duties of such officer to any other officer or to any director, employee or agent for whatever period of time seems desirable, providing that a majority of the entire Board concurs therewith.

ARTICLE VI
INDEMNIFICATION

Section 1. General. Each person who at any time shall serve or shall have served as a Director or officer of the Corporation, or any person who, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from the Corporation as, and to the fullest extent, provided for under Article Ninth of the Certificate of Incorporation and permitted by Section 145 of the DGCL or any successor statutory provision, as from time to time amended. The Corporation may indemnify any other person, to the same extent and subject to the same limitations specified in the immediately preceding sentence, by reason of the fact that such other person is or was an employee or agent of the Corporation or, at the request of the Corporation, of another corporation, partnership, joint venture, trust or other enterprise. The foregoing right of indemnification and advancement of expenses provided shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and the director, officer, employee or agent who served in such capacity at any time while this Article VI, Article Ninth of the Certificate of Incorporation and other relevant provisions of the DGCL and other applicable law, if any, are in effect. Any repeal or modification hereof or thereof shall not affect any rights or obligations then existing. Without limiting the provisions of this Article VI, the Corporation is authorized from time to time, without further action by the stockholders of the Corporation, to enter into agreements with any director or officer of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a director may be authorized by the other directors, and such authorization shall not be invalid on the basis that similar agreements may have been or may thereafter be entered into with other directors.

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Section 2. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or, at the request of the Corporation, a director, officer, employee or agent of another corporation partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have had the power to indemnify such person against such liability under the applicable provisions of this Article VI, Article Ninth of the Certificate of Incorporation or the DGCL.

ARTICLE VII
CAPITAL STOCK

Section 1. Certificates For Shares. Certificates representing shares of stock of the Corporation, whenever authorized by the Board of Directors, shall be in such form as shall be approved by the Board. The certificates representing shares of stock shall be signed by, or in the name of, the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant secretary or the Treasurer or an Assistant Treasurer of the Corporation, and sealed with the seal of the Corporation (if one has been adopted), which may be by a facsimile thereof. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer, transfer agent or registrar before such certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and the number of shares. To avoid any doubt, shares of stock of the Corporation need not be represented by certificates, but may be uncertificated and reflected by book entry only.

The stock ledger and blank share certificates shall be kept by the Secretary or an Assistant Secretary or a transfer agent or by a registrar or by any other officer or agent designated by the Board.

Section 2. Transfer of Shares. Transfer of shares of stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, if any, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security and not absolutely, and written notice thereof shall be given to the Secretary or to such transfer agent, such fact shall be stated in the entry of the transfer. No transfer of shares shall be valid as against the Corporation, its stockholders and creditors for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

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Section 3. Address of Stockholders. Each stockholder shall designate to the Secretary or transfer agent of the Corporation an address at which notices of meetings and all other corporate notices may be served or mailed to such person and, if any stockholder shall fail to designate such address, corporate notices may be served upon such person by mail directed to such person at such person’s post office address, if any, as the same appears on the stock record books of the Corporation or at such person’s last known post office address.

Section 4. Lost, Destroyed and Mutilated Certificates. The holder of any share of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate therefor. The Corporation may issue to such holder a new certificate or certificates for shares, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares to be lost or destroyed. The Board of Directors, or a committee designated thereby, may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or such person’s legal representative, to give the Corporation a bond in such sum and with such surety or sureties as it may direct to indemnify the Corporation and said transfer agents and registrars against any claim that may be made on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5. Regulations. The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares of stock of the Corporation and may make such rules and take such action as it may deem expedient concerning the issue of certificates in lieu of certificates claimed to have been lost, stolen, destroyed or mutilated.

Section 6. Fixing Record Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than sixty (60) days prior to such action.

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If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

ARTICLE VIII
NOTICE

Section 1. Method. Whenever by statute, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member, director, or stockholder and no provision is made as to how such notice shall be given, personal notice shall not be required and any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such committee member, director, or stockholder at his, her or its address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law (including but not limited to overnight courier service, telegram, or electronic transmission in the manner provided in Section 232 of the DGCL). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time when the same is deposited in the United States mail as aforesaid. Any notice required or permitted to be given by overnight courier service shall be deemed to be delivered and given at the time delivered to such service with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by telegram, telex, or telefax shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid. Any notice required or permitted to be given by electronic transmission shall be deemed to be delivered and given according to Section 232 of the DGCL.

Section 2. Waiver. Whenever any notice is required to be given to any stockholder, director, or committee member of the Corporation by statute, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, or waiver by electronic transmission by such person, whether given before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a stockholder, director, or committee member at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting at the beginning of such meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE IX
MISCELLANEOUS

Section 1. Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of stock of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

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Section 2. Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders and Board of Directors and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

Section 3. Execution of Documents. The Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, any Executive Vice President and any other officers, employees and agents of the Corporation designated by the Board of Directors or any committee thereof shall have power to execute and deliver deeds, contracts, mortgages, bonds, debentures, notes, checks, drafts and other orders for the payment of money and other documents for and in the name of the Corporation and the Board or any committee thereof may authorize such officers, employees and agents to delegate such power (including authority to redelegate) by written instrument to other officers, employees or agents of the Corporation. Such delegation may be by resolution or otherwise and the authority granted shall be general or confined to specific matters, all as the Board or such committee may determine. In the absence of such designation referred to in the first sentence of this Section 3, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board of Directors or any committee thereof or any officer of the Corporation to whom power in that respect shall have been delegated by the Board or any such committee shall select.

Section 5. Checks. All checks, drafts and other orders for the payment of money out of the funds of the Corporation, and all notes or other evidence of indebtedness of the Corporation, shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or of any committee thereof. In the absence of such resolution referred to in the immediately preceding sentence, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

Section 6. Proxies in Respect of Stock or Other Securities of Other Corporations. The Board of Directors or any committee thereof shall designate the officers of the Corporation who shall have authority from time to time to appoint an agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights that the Corporation may have as the holder of stock or other securities or interests in any other corporation, partnership, joint venture, trust or other enterprise, and to vote or consent in respect of such stock, securities or interests; such designated officers may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and such designated officers may execute or cause to be executed in the name and on behalf of the Corporation, such written proxies, powers of attorney or other instruments as they may deem necessary or proper in order that the Corporation may exercise its said powers and rights. In the absence of such designation referred to in the first sentence of this Section 4, the officers of the Corporation shall have such power so referred to, to the extent incident to the normal performance of their duties.

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Section 7. Seal. The Board of Directors may provide a corporate seal, which, if adopted, shall be in such form as the Board of Directors may approve and adopt. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 8. Fiscal Year. The twelve-month period ending at midnight on December 31 in each year shall be the fiscal year of the Corporation.

Section 9. Amendments. The Board of Directors may, upon the affirmative vote of at least two-thirds of the Directors then serving, make, adopt, alter, amend, and repeal from time to time these Bylaws and make from time to time new Bylaws of the Corporation (subject to the right of the stockholders entitled to vote thereon to adopt, alter, amend, and repeal Bylaws made by the Board of Directors or to make new Bylaws); provided, however, that the stockholders of the Corporation may adopt, alter, amend, or repeal Bylaws made by the Board of Directors or make new Bylaws solely upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of the Voting Stock (as defined in Article Tenth of the Certificate of Incorporation) voting together as a single classvoting .

Section 10. Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

Section 11. Headings. The headings used in these Bylaws have been inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

Section 12. References. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender should include each other gender where appropriate.

Section 13. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined in specific instances.

Section 14. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

The undersigned Secretary of the Corporation hereby certifies that the forgoing Bylaws were adopted by consent of the directors of the Corporation as of the 30th day of June, 2003, and amended and restated as of September 28, 2004, October 28, 2005, January 24, 2007, March 29, 2007, and April 20, 2015 by approval of the directors of the Corporation.

/s/ Martin M. van Brauman
Secretary

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